Exhibit 99.1

FULL CIRCLE CAPITAL CORPORATION ANNOUNCES

SECOND QUARTER FISCAL 2013 EARNINGS

Net Investment Income Increases to $0.22 Per Share, Up 10% Quarter-Over-Quarter

Announces Monthly Distributions of $0.077 per Share for a Total of $0.231 Per Share for Fourth Fiscal
Quarter 2013, Equal to Annualized Distribution Rate of $0.924 Per Share

RYE BROOK, NY, February 11, 2013 – Full Circle Capital Corporation (Nasdaq: FULL) (the “Company”) today announced its financial results for the second quarter of fiscal 2013 ended December 31, 2012.

Financial Highlights for the Second Quarter of Fiscal 2013

➢	Net asset value was $8.03 per share at December 31, 2012.
➢	Total investment income was $3.1 million, including income from fees, dividends and other sources of $0.5 million.
➢	Net investment income was $1.5 million, or $0.22 per share.
➢	Monthly distributions of $0.077 per share were paid on November 15, 2012, December 14, 2012 and January 15, 2013, totaling $0.23 per share for the quarter.
➢	Net realized losses were $(3.2) million, or $(0.49) per share, and net unrealized gains were $1.3 million, or $0.20 per share, and combined with net investment income, resulted in a net decrease in net assets from operations of $(0.4) million, or $(0.06) per share.
➢	Total portfolio investments at December 31, 2012 were $77.6 million (excluding U.S. treasury bills of $22.0 million), compared to $75.5 million (excluding U.S. treasury bills of $25.0 million) at September 30, 2012.
➢	Weighted average portfolio interest rate was 12.55% at December 31, 2012.
➢	New originations were $3.9 million, consisting of a new debt facility to SOLEX Fine Foods, LLC. Additional funding to existing borrowers totaled $1.6 million (excluding regular borrowing under revolvers).
➢	At December 31, 2012, 88% of portfolio company investments were first lien senior secured loans.
➢	At December 31, 2012, debt outstanding was $20.0 million consisting of $16.6 million drawn under the Company’s $35.0 million senior credit facility and $3.4 million of senior unsecured notes.
➢	On November 27, 2012 the Company raised $10.1 million of net equity capital through a public offering of 1.35 million common shares priced at $7.90 per share.

On February 5, 2013, the Board of Directors declared monthly distributions for the fourth quarter of fiscal 2013 as follows:

Record Date	Payment Date	Per Share Amount
April 30, 2013	May 15, 2013	$0.077
May 31, 2013	June 14, 2013	$0.077
June 28, 2013	July 15, 2013	$0.077

These distributions equate to a $0.924 annualized distribution rate, or a current annualized yield of 11.9%, based on the closing price of the Company’s common stock of $7.76 per share on February 8, 2013.

Management Commentary

“Net investment income per share increased 10% sequentially to $0.22, marking the second consecutive quarter of such growth. While growing net investment income, we have continued to increase our investment portfolio which totaled $77.6 million at quarter end, the largest level since our IPO in 2010,” said John Stuart, Chairman and Chief Executive Officer of Full Circle Capital Corp. “Our primary strategy of investing in first lien senior secured loans to smaller and lower middle-market companies with a desirable yield continues to produce highly competitive portfolio metrics. We now have debt investments in 18 companies with first lien senior secured loans comprising 88% of the total investment portfolio. The weighted average yield on the portfolio was 12.55% for the quarter, within our current target range. Our positions are further supported by a loan-to-value ratio of 59%, with floating rate flexibility in 84% of our investments.”

“With the capital raised during the quarter, we have additional resources to continue to expand our investment portfolio. Originations and additional funding to existing borrowers totaled $5.5 million for the second quarter and subsequent to the end of the quarter we added, net of payoffs, a $2.0 million investment to our portfolio. Our flexible uni-tranche lending solutions continue to attract quality credit opportunities allowing us to remain highly selective in the current market environment.”

Second Quarter Fiscal 2013 Results

The Company’s net asset value at December 31, 2012 was $8.03 per share. During the quarter, the Company generated $2.6 million of interest income, of which 100% was paid in cash. Income from fees, dividends and other sources totaled $0.5 million. The Company recorded net investment income of $1.5 million, or $0.22 per share. Net realized losses were $(3.2) million, or $(0.49) per share, and unrealized gains were $1.3 million, or $0.20 per share, both primarily related to the disposition of one investment. Net decrease in net assets from operations was $(0.4) million, or $(0.06) per share. Per share amounts for the quarter ended December 31, 2012 are based on approximately 6.7 million weighted average shares outstanding.

During the quarter, the Company originated a $3.9 million new loan facility, which was fully funded at closing. Additional funding to existing borrowers, excluding regular borrowing under revolvers, was $1.6 million during the quarter.

At December 31, 2012, the Company’s portfolio included investments in 21 companies, of which 18 were debt investments. The average portfolio company debt investment at December 31, 2012 was $4.0 million. The weighted average interest rate on investments was 12.55%. At fair value, 88% of portfolio investments were first lien loans, 4% were second lien loans and 8% were equity investments. Approximately 84% of the debt investment portfolio, at fair value, bore interest at floating rates. The loan-to-value ratio on the Company’s loans was 59% at December 31, 2012 compared to 62% at September 30, 2012.

Subsequent Events

On January 31, 2013 the Company received a full payoff of its senior secured term loan to The Selling Source, LLC, receiving $2.4 million in principal, interest and fees. On February 1, 2013, the Company invested $4.0 million in a new senior secured term loan to The Selling Source, LLC, bearing interest at 12.50% and maturing February 1, 2017.

Conference Call Details

Management will host a conference call to discuss these results on Tuesday, February 12, 2013 at 10:00 a.m. ET. To participate in the conference call, please call 866-305-6438 (domestic call-in) or 706-679-7161 (international call-in) and reference code # 96405426.

A live webcast of the conference call and the accompanying slide presentation will be available at http://ir.fccapital.com/CorporateProfile.aspx?iid=4151676. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 1:00 p.m. ET on February 12, 2013 until 11:59 p.m. ET on February 14, 2013 by calling 855-859-2056 (domestic) or 404-537-3406 (international) and entering confirmation # 96405426. An archived replay of the conference call and slide presentation will also be available in the investor relations section of the company’s website.

About Full Circle Capital Corporation

Full Circle Capital Corporation (www.fccapital.com) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Full Circle lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by smaller and lower middle-market companies that operate in a diverse range of industries. Full Circle’s investment objective is to generate both current income and capital appreciation through debt and equity investments. For additional information visit the company’s web site www.fccapital.com.

Forward-Looking Statements

This press release contains forward-looking statements which relate to future events or Full Circle's future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle's filings with the Securities and Exchange Commission. Full Circle undertakes no duty to update any forward-looking statements made herein.

Company Contact:	Investor Relations Contacts:
John E. Stuart, CEO	Stephanie Prince/Jody Burfening
Full Circle Capital Corporation	LHA
914-220-6300	212-838-3777
jstuart@fccapital.com	sprince@lhai.com

 FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2012	June 30, 2012
	(Unaudited)	(Audited)
Assets
Control Investments at Fair Value (Cost of $18,137,713 and $6,639,648, respectively)	$18,570,697	$6,777,511
Affiliate Investments at Fair Value (Cost of $11,296,481 and $6,802,017, respectively)	9,282,442	5,112,142
Non-Control/Non-Affiliate Investments at Fair Value (Cost of $72,151,382 and $85,181,617, respectively)	71,765,827	82,957,117
Total Investments at Fair Value (Cost of $101,585,576 and $98,623,282, respectively)	99,618,966	94,846,770

Cash	304,077	639,149
Deposit with Broker	2,250,000	2,350,000
Interest Receivable	848,630	902,711
Principal Receivable	251,751	513,372
Dividends Receivable	72,493	—
Due from Portfolio Investment	364,535	11,140
Receivable for Investments Sold	1,126,196	—
Prepaid Expenses	107,717	43,053
Other Assets	10,550	25,499
Deferred Offering Expenses	—	67,685
Deferred Credit Facility Fees	100,000	50,000
Total Assets	105,054,915	99,449,379

Liabilities
Due to Affiliate	710,556	580,353
Accounts Payable	19,337	115,741
Accrued Liabilities	47,455	79,651
Due to Broker	22,000,733	22,500,041
Dividends Payable	582,842	478,892
Interest Payable	100,479	142,518
Other Liabilities	759,692	140,458
Accrued Offering Expenses	—	19,697
Line of Credit	16,622,598	18,544,660
Distribution Notes	3,404,583	3,404,583
Total Liabilities	44,248,275	46,006,594

Net Assets	$60,806,640	$53,442,785
Components of Net Assets
Common Stock, par value $0.01 per share
(100,000,000 authorized; 7,569,382 and 6,219,382 issued
and outstanding, respectively)	$75,694	$62,194
Paid-in Capital in Excess of Par	67,420,152	57,455,232
Distributions in Excess of Net Investment Income	(500,122)	(122,763)
Accumulated Net Realized Losses	(4,222,474)	(175,366)
Accumulated Net Unrealized Losses	(1,966,610)	(3,776,512)
Net Assets	$60,806,640	$53,442,785
Net Asset Value Per Share	$8.03	$8.59

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Investment Income
Interest Income from Non-Control/Non-Affiliate Investments	$1,974,071	$2,104,779	$3,994,055	$3,930,042
Interest Income from Affiliate Investments	280,567	—	560,508	234,864
Interest Income from Control Investments	319,411	227,071	598,584	254,644
Dividend Income from Control Investments	72,493	1,823	106,590	1,823
Other Income from Non-Control/Non-Affiliate Investments	384,553	64,992	528,580	376,449
Other Income from Affiliate Investments	56,004	—	59,585	54,086
Other Income from Control Investments	12,500	—	25,000	105,000
Total Investment Income	3,099,599	2,398,665	5,872,902	4,956,908

Operating Expenses
Management Fee	345,126	300,690	679,162	586,650
Incentive Fee	365,430	274,674	673,362	646,276
Total Advisory Fees	710,556	575,364	1,352,524	1,232,926

Allocation of Overhead Expenses	84,552	89,207	141,308	174,892
Sub-Administration Fees	50,000	78,115	123,429	156,229
Officers’ Compensation	75,160	71,629	150,354	117,553
Total Costs Incurred Under Administration Agreement	209,712	238,951	415,091	448,674

Directors’ Fees	33,125	26,125	61,750	54,250
Interest Expense	438,587	244,405	835,082	366,965
Professional Services Expense	109,902	93,806	275,063	314,679
Bank Fees	5,230	3,285	8,320	6,966
Other	126,837	118,089	221,177	203,258
Total Gross Operating Expenses	1,633,949	1,300,025	3,169,007	2,627,718

Management Fee Waiver and Expense Reimbursement	—	—	—	(313,792)
Total Net Operating Expenses	1,633,949	1,300,025	3,169,007	2,313,926

Net Investment Income	1,465,650	1,098,640	2,703,895	2,642,982
Net Change in Unrealized Gain (Loss) on Investments	1,292,589	(846,865)	1,809,902	(917,680)
Net Realized Gain (Loss) on Investments	(3,186,441)	766	(4,047,108)	126,572
Net Increase (Decrease) in Net Assets Resulting from Operations	$(428,202)	$252,541	$466,689	$1,851,874

Earnings (Loss) per Common Share Basic and Diluted	$(0.06)	$0.04	$0.07	$0.30
Net Investment Income per Common Share Basic and Diluted	$0.22	$0.18	$0.42	$0.43
Weighted Average Shares of Common Share Outstanding Basic and Diluted	6,732,969	6,219,382	6,476,175	6,219,382

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

Financial highlights (Unaudited)

	Three months ended December 31, 2012	Three months ended December 31, 2011	Six months ended December 31, 2012	Six months ended December 31, 2011
Per Share Data [1] :
Net asset value at beginning of period	$8.51	$9.11	$8.59	$9.08
Dilution from offering [2]	(0.17)	—	(0.17)	—
Offering costs	(0.01)	—	(0.01)	—
Net investment income	0.22	0.18	0.42	0.43
Change in unrealized gain (loss)	0.20	(0.14)	0.28	(0.15)
Realized gain (loss)	(0.49)	—	(0.62)	0.02
Dividends declared	(0.23)	(0.23)	(0.46)	(0.46)
Net asset value at end of period	$8.03	$8.92	$8.03	$8.92

[1]	Financial highlights are based on weighted average shares outstanding.

[2]	Dilution from offering is based on the change in net asset value from the secondary offering on November 27, 2012.